                                                                   EXHIBIT 10.55



                     SEPARATION AGREEMENT AND MUTUAL RELEASE

         This Separation Agreement and Mutual Release ("Agreement") is made by and between Celtrix Pharmaceuticals, Inc., a Delaware corporation, and ___________("Employee"). As used herein, the "Company" shall refer to Celtrix Pharmaceuticals, Inc. and any corporation controlling, controlled by or under common control with Celtrix Pharmaceuticals, Inc.

         WHEREAS, Employee was employed by the Company;

         WHEREAS, the Company and Employee have mutually agreed to terminate the employment relationship as part of the Company's Reduction in Force and to release each other from any claims arising from or related to the employment relationship as described below.

         NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as "the Parties") hereby agree as follows:

         1. Termination. Employee's employment with the Company as a ________ will terminate at the close of business on ________, 1998 (the "Termination Date").

         2. Severance Benefits. In consideration for the release of claims set forth below and other obligations under this Agreement, the Company shall provide to Employee those benefits set forth in the Celtrix Pharmaceuticals, Inc. Reduction in Force Severance Benefit Plan, a copy of which is attached hereto as Exhibit A.

         3. Stock Option. During the course of Employee's employment with the Company, Employee was granted an option (or options) to purchase shares of the Company's common stock under the Company's 1991 Stock Option Plan. In accordance with the terms of the option agreement(s) issued to Employee: (i) to the extent any such Option is not vested on the date of termination of employment, in accordance with the vesting provisions of such Option, the Option shall expire, and (ii) any such Option must be exercised within thirty (30) days after termination of employment and, to the extent any such Option is not exercised within such thirty day period, it shall expire.

         4. No Other Payments Due. Employee acknowledges and agrees that Employee has received all salary, accrued vacation, commissions, bonuses, compensation, shares of stock or options therefore or other such sums due to Employee other than amounts to be paid in accordance with the provisions of
Section 2 above. In light of the payment by the Company of all wages due, or to become due to Employee, the Parties further acknowledge and agree that California Labor Code Section 206.5 is not applicable to the Parties hereto. That section provides in pertinent part as follows:

                           No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

         5. Release of Claims. Employee and the Company, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, stockholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, stockholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

                  (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

                  (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company;

                  (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied, negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; negligence; and defamation;

                  (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act;

                  (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                  (f) any and all claims for attorneys' fees and costs.

                  The Company and Employee agree that the release set forth in this Section 5 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

         6. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has at least twenty-one (21) days within which to consider this Agreement; (c) Employee has at least seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

         7. Civil Code Section 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code
Section 1542, which provides as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Employee and the Company, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

         8. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Employee's failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys' fees.

         9. Confidentiality.

                  (a) The Parties hereto each agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Severance Information"). Each Party hereto agrees to take every reasonable precaution to prevent disclosure of any Severance Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Severance Information. The Parties hereto agree to take every precaution to disclose Severance Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Severance Information.

                  (b) Notwithstanding any other provision in this Agreement, Employee understands and agrees that Employee's obligations to the Company under the agreement entered into by Employee and the Company regarding confidential information and ownership of inventions (the "Employee Agreement"), a copy of which is attached hereto as Exhibit B, shall survive the termination of Employee's relationship with the Company under this Agreement. Employee shall return all Company property and confidential information in Employee's possession to the Company within five business days after the Termination Date.

         10. Non-Disparagement. Each party agrees to refrain from any disparagement, criticism, defamation, slander of the other, or tortious interference with the contracts and relationships of the other.

         11. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee's own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

         12. No Representations. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

         13. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         14. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and Employee's compensation by the Company, other than the Employee Agreement described in Section 9(b) herein.

         15. No Oral Modification. This Agreement may only be amended in writing signed by Employee and the President of Celtrix Pharmaceuticals, Inc.

         16. Governing Law. This Agreement shall be governed by the laws of the State of California.

         17. Effective Date. This Agreement is effective seven (7) days after it has been signed by both parties. Such date is referred to herein as the "Effective Date."

         18. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         19. Assignment. This Agreement may not be assigned by Employee or Celtrix Pharmaceuticals, Inc. without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement may be assigned by Celtrix Pharmaceuticals, Inc. to a corporation controlling, controlled by or under common control with Celtrix Pharmaceuticals, Inc. without the consent of Employee.

         20. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

                  (1) they have read this agreement;

                  (2) they have been represented in the preparation, negotiation, and execution of this agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                  (3) they understand the terms and consequences of this agreement and of the releases it contains and

                  (4) they are fully aware of the legal and binding effect of this agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                       CELTRIX PHARMACEUTICALS, INC.

Dated: _________, 1998                 By:______________________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________, an individual
Dated:  _________, 1998                   ______________________________________

                                                                       EXHIBIT A


                          CELTRIX PHARMACEUTICALS, INC.

                               REDUCTION IN FORCE
                             SEVERANCE BENEFIT PLAN

    (Effective for the Period September 18, 1998 through December 31, 1998)


SECTION 1. INTRODUCTION.

         This Celtrix Pharmaceuticals, Inc. Reduction in Force Severance Benefit Plan (the "Plan") was established effective September 18, 1998. The purpose of the Plan is to provide for the payment of severance benefits to certain eligible employees of Celtrix Pharmaceuticals, Inc. ("Celtrix" or the "Company") whose employment with the Company is involuntarily terminated on or after September 18, 1998 as part of the Company's effort to restructure and reduce expenses. This Plan shall supersede any severance benefit plan, policy or practice previously maintained by the Company. This Plan document is also the Summary Plan Description for the Plan.

SECTION 2. ELIGIBILITY FOR BENEFITS.

         (a) GENERAL RULES. Subject to the requirements set forth in this
Section 2, the Company will grant severance benefits under the Plan to Eligible Employees.

                 (i) "Eligible Employees" are full-time and part-time regular hire employees whose employment with the Company is involuntarily terminated due to a corporate reorganization, or a reduction in staff. The determination as to whether such an event has occurred shall be made by the Company, in its sole discretion. For purposes of this Plan, part-time employees include those regular hire employees who are regularly scheduled to work twenty (20) hours or more but less than forty (40) hours per week. Temporary (Fixed Term Employees) are not eligible for severance benefits under the Plan.

                (ii) All Eligible Employees will receive the benefits described in Section 5. In order to be eligible to receive benefits described in Section 3 and Section 4, an Eligible Employee must execute and deliver to the Company on or before twenty-one (21) days after his or her last day worked a general waiver and release form provided by the Company (the "Separation Agreement") and have completed the exit interview procedures of the Company (the "Exit Checklist"), including the return of all property and materials of the Company.

         (b) EXCEPTIONS. An employee who otherwise is an Eligible Employee will not receive benefits under the Plan in any of the following circumstances:

                 (i) The employee has executed an individually negotiated employment contract or agreement with the Company related to severance benefits that is in effect on his or her termination date. Such employee's severance benefit, if any, shall be governed by the terms of such individually negotiated employment contract or agreement, subject to Section 7(a) of this Plan.

                (ii) The employee is involuntarily terminated for any reason other than a corporate reorganization or a reduction in staff.

               (iii) The employee voluntarily terminates employment with the Company. Voluntary terminations include, but are not limited to, resignation, retirement or failure to return from a leave of absence on the scheduled date.

SECTION 3. AMOUNT OF SEVERANCE BENEFIT.

         (a) Each Eligible Employee whose employment is involuntarily terminated as described in Section 2 of this Plan, who executes a Separation Agreement and who satisfies the requirements set forth in the Exit Checklist will receive a severance payment equal to the sum of (a) 1.125 days of Pay for each Year of Service with the Company calculated on a pro-rated basis for partial years, plus
(b) 1.5 days of Pay for every ten thousand dollars ($10,000) of the Eligible Employee's Current Annual Base Salary (calculated on a pro-rated basis for increments of $10,000, plus (c) 1.5 additional days of Pay for every ten thousand dollars ($10,000) of Current Annual Base Salary over sixty thousand dollars ($60,000) (calculated on a pro-rated basis for increments of $10,000).

         (b) For the purposes of calculating Plan benefits, "Pay" shall mean the Eligible Employee's base pay (excluding overtime, bonuses, draws, commissions and other forms of additional compensation), at the rate in effect during the last regularly schedule payroll period immediately preceding the Eligible Employee's termination date. "Current Annual Base Salary" shall mean the annualized base Pay (excluding overtime, bonuses, draws, commissions and other forms of additional compensation). "Years of Service" shall mean the number of days elapsed since the Eligible Employee's Date of Hire through the Eligible Employee's termination date, divided by 365. The "Date of Hire" is the Eligible Employee's hire date with the Company or the Eligible Employee's hire date with Collagen Corporation, BioGrowth, Inc. or Baltimore Biotech if the Eligible Employee worked for any of such companies immediately preceding employment with the Company.

         (c) Notwithstanding any other provision of the Plan to the contrary, the total cash benefits to any Eligible Employee under Section 3(a) of this Plan shall not be less than an amount equal to three (3) weeks of the Eligible Employee's Current Annual Base Salary.

         (d) Notwithstanding any other provision of the Plan to the contrary, any benefits payable to an Eligible Employee under this Plan shall be offset, to the maximum extent permitted by law, by any severance benefits payable by the Company to such individual under any other arrangement covering the individual.

SECTION 4. CONTINUATION OF EMPLOYMENT BENEFITS.

         (a) COBRA CONTINUATION. Each Eligible Employee who is enrolled in a health (including vision and the Employee Assistance Program) or dental plan sponsored by the Company may be eligible to continue coverage under such health or dental plan (or to convert to an individual policy) at the time of the Eligible Employee's termination of employment. The Company will provide such COBRA coverage at its expense through the earlier of (i) two (2) months from the date of termination or (ii) the date the Eligible Employee becomes ineligible for COBRA coverage (including the date, if any, on which the health and/or dental plan is terminated by the Company), provided that the Eligible Employee completes the requisite forms to obtain such continued coverage.

         (b) OTHER EMPLOYEE BENEFITS. All non-health benefits (such as life insurance and disability coverage) terminate as of the Eligible Employee's termination date (except to the extent that any conversion privilege is available thereunder).

SECTION 5. OUTPLACEMENT BENEFITS.

         Each Eligible Employee whose employment is terminated and who receives benefits under the Plan shall be eligible to participate in a Company-sponsored counseling and training program to assist the Eligible Employee in his or her transition to other employment.

SECTION 6. TIME OF PAYMENT AND FORM OF BENEFIT.

         The Company reserves the right to choose the timing of payments under the Plan; provided, however, that all payments under this Plan will be completed within ten (10) days of the Eligible Employee having satisfied the requirements set forth in Section 2(a)(ii), unless the Eligible Employee has requested, and the Company has agreed, prior to the date of payment, to extend the payment to a mutually agreed-upon date. Celtrix will withhold all applicable state and federal taxes, as required by law. If a terminating employee is indebted to the Company at his or her termination date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness. In no event shall payment of any Plan benefit be made prior to the Eligible Employee's termination date.

SECTION 7. RIGHT TO INTERPRET PLAN, AMEND AND TERMINATE; OTHER ARRANGEMENTS.

         (a) EXCLUSIVE DISCRETION. The Plan Administrator shall have the exclusive discretion and authority to establish rules and procedures for the administration of the Plan, and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

         (b) AMENDMENT OR TERMINATION. The Company also reserves the right to amend or discontinue this Plan or the benefits provided hereunder at any time; provided, however, that no such amendment or termination shall affect the right to any unpaid benefit of any Eligible Employee whose termination date has occurred prior to amendment or termination of the Plan.

         (c) OTHER SEVERANCE ARRANGEMENTS. The Company reserves the right to make other arrangements regarding severance benefits in special circumstances. The foregoing notwithstanding, in no event shall any individual receive from the Company any severance benefit greater than the benefit provided under Section 3, unless such individual executes, as a condition upon the receipt of such additional benefit, a waiver and release of any and all claims that such individual may have against the Company, on the form provided by the Company.

SECTION 8. NO IMPLIED EMPLOYMENT CONTRACT.

         The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or (ii) to interfere with the right of the Company to discharge any employee or other person at any time and for any reason, which right is hereby reserved.

SECTION 9. LEGAL CONSTRUCTION.

         This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 ("ERISA") and, to the extent not preempted by ERISA, the laws of the State of California.

SECTION 10. CLAIMS, INQUIRIES AND APPEALS.

         (a) APPLICATIONS FOR BENEFITS AND INQUIRIES. Any application for benefits, inquiries about the Plan or about present or future rights under the Plan must be submitted to the Plan Administrator in writing on or before September 30, 1998. The Plan Administrator is:

                           Celtrix Pharmaceuticals, Inc.
                           3055 Patrick Henry Drive
                           Santa Clara, CA 95054-8203

         (b) DENIAL OF CLAIMS. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must notify the applicant, in writing, of the denial of the application and of the applicant's right to review the denial. The written notice of denial will be set forth in a manner designed to be understood by the employee, and will include specific reasons for the denial, specific references to the Plan provision upon which the denial is based, a description of any information or material that the Plan Administrator needs to complete the review and an explanation of the Plan's review procedure.

         The written notice will be given to the employee within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

         The notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application. If written notice of denial of the application for benefits is not furnished within the specified time, the application shall be deemed to be denied. The applicant will then be permitted to appeal the denial in accordance with the review procedure described below.

         (c) REQUEST FOR A REVIEW. Any person (or that person's authorized representative) for whom an application for benefits is denied (or deemed denied), in whole or in part, may appeal the denial by submitting a request for review to the Plan Administrator within sixty (60) days after the application is denied (or deemed denied). The Plan Administrator will give the applicant (or his or her representative) an opportunity to review pertinent documents in preparing a request for review. A request for review shall be in writing and shall be addressed to:

                                    Celtrix Pharmaceuticals, Inc.
                                    3055 Patrick Henry Drive
                                    Santa Clara, CA 95054-8203

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels pertinent. The Plan Administrator may require the applicant to submit additional facts, documents or other materials as it may find necessary or appropriate in making its review.

         (d) DECISION ON REVIEW. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty
(60) days) for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the sixty (60) day period. The Plan Administrator will give prompt, written notice of its decision to the applicant. In the event that the Plan

Administrator confirms the denial of the application for benefits in whole or in part, the notice will outline, in a manner calculated to be understood by the applicant, the specific Plan provisions upon which the decision is based. If written notice of the Plan Administrator's decision is not given to the applicant within the time prescribed in this subsection (d), the application will be deemed denied on review.

         (e) RULES AND PROCEDURES. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial (or deemed denial) of benefits to do so at the applicant's own expense.

         (f) EXHAUSTION OF REMEDIES. No legal action for benefits under the Plan may be brought until the claimant (i) has submitted written application for benefits in accordance with the procedures described by subsection 10(a) above,
(ii) has been notified by the Plan Administrator that the application is denied (or the application is deemed denied due to the Plan Administrator's failure to act on it within the established time period), (iii) has filed a written request for review of the application in accordance with the appeal procedure described in section 10(c) above, and (iv) has been notified in writing that the Plan Administrator has denied the appeal (or the appeal is deemed denied due to the Plan Administrator's failure to take any action on the claim within the time prescribed by subsection 10(d) above).

SECTION 11. BASIS OF PAYMENTS TO AND FROM PLAN.

         All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded, and benefits hereunder shall be paid only from the general assets of the Company.

SECTION 12. OTHER PLAN INFORMATION.

         (a) EMPLOYER AND PLAN IDENTIFICATION NUMBERS. The Employer Identification Number assigned to the Company (which is the "Plan Sponsor" as that term is used in ERISA) by the Internal Revenue Service is 94-3121462. The Plan Number assigned to the Plan by the Plan Sponsor is 503.

         (b) ENDING DATE FOR THE PLAN'S FISCAL YEAR. The date of the end of the fiscal year for the purpose of maintaining the Plan's records is December 31, 1998.

         (c) AGENT FOR THE SERVICE OF LEGAL PROCESS. The agent for the service of legal process with respect to the Plan is:

                                    Venture Law Group
                                    2800 Sand Hill Road
                                    Menlo Park, CA 94025

         (d) PLAN SPONSOR AND ADMINISTRATOR. The "Plan Sponsor" and the "Plan Administrator" of the Plan is:

                                    Celtrix Pharmaceuticals, Inc.
                                    3055 Patrick Henry Drive
                                    Santa Clara, CA 95054-8203

The Plan Sponsor's and the Plan Administrator's telephone number is (408) 988-2500. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

SECTION 13. STATEMENT OF ERISA RIGHTS.

         Participants in this Plan (which is a welfare benefit plan sponsored by Celtrix) are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

         (a) Examine, without charge, at the Plan Administrator's office and at other specified locations, such as work sites, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports;

         (b) Obtain copies of all Plan documents and Plan information upon written request to the Plan Administrator, for which the Plan Administrator may make a reasonable charge;

         (c) Receive a summary of the Plan's annual financial report, in the case of a plan which is required to file an annual financial report with the Department of Labor. (Generally, all pension plans and welfare plans with one hundred (100) or more participants must file these annual reports.)

         In addition to creating rights for the Plan participants, ERISA imposes duties upon the people responsible for the operation of the employee benefit plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.

         No one, including your employer or any other person, may fire you or otherwise discriminate against you in way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA. If your claim for a Plan benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and to have your claim reconsidered.

         Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within thirty (30) days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide materials and pay you up to one hundred dollars ($100.00) per day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that the Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and fees. If you lose, the court may order you to pay these costs and fees if, for example, it finds your claim is frivolous.

If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about your rights under ERISA, you should contact the nearest area office of the Labor-Management Services Administration, U.S. Department of Labor.

SECTION 14. EXECUTION.

         To record the adoption of the Plan as set forth herein, effective as of September 18, 1998, Celtrix Pharmaceuticals, Inc. has caused its duly authorized officer to execute the same this ___ day of __________, 1998.

CELTRIX PHARMACEUTICALS, INC.


By:__________________________________
   __________________________________
   __________________________________